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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 14, 2003
                        (Date of earliest event reported)

                                 10CHARGE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                 0-49934                04-3701677
    (State or other           (Commission             (IRS Employer
    Jurisdiction of           File Number)            Identification
    Incorporation)                                         Number)

                  Erdoalja utca 12, Pilisjaszfalu, 2080 Hungary
                    (Address of principal executive offices)

                            Floridian Ventures, Inc.
               2000 Hamilton Street, #520, Philadelphia, PA 19130
            (Former name and address of principal executive offices)

                                 36-20-943-3331
               (Registrant's Telephone Number Including Area Code)



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Item 4.  Changes in Registrant's Certifying Accountant.

(a)(1)(i) On November 14, 2003, Stan J.H. Lee, CPA submitted its resignation as the Registrant's independent accountant, to be effective November 14, 2003.

(a)(1)(ii) The reports of Stan J.H. Lee, CPA ("SJHL") on the Registrant's financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(a)(1)(iii) This change in accountants was not recommended or approved by the Registrant's board of directors or an audit or similar committee.

(a)(1)(iv) During the fiscal year ended December 31, 2002 (the Registrant's only fiscal year), and the subsequent interim period there were no disagreements with on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of SJHL would have caused SJHL to make reference to the matter in its report.

(a)(2) On November 19, 2003 the Registrant engaged Rogoff & Co., P.C. ("Rogoff") as its independent auditors for its fiscal year ending December 31, 2003. During the Registrant's most recent fiscal year, and any subsequent interim period prior to engaging Rogoff, the Registrant (or someone on its behalf) did not consult Rogoff regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-B or a reportable event.

(a)(3) The Registrant has requested SJHL to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 14, 2003, is filed as Exhibit 16 to this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003                              10CHARGE, INC.

                                                     By: /s/ Attila Reisz
                                                     --------------------
                                                     Name: Attila Reisz
                                                     Title: President




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                                  EXHIBIT INDEX

Exhibit number             Description
--------------             -----------

      16                   Accountant's letter